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EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-2) and related Prospectus of Vyrex Corporation for the registration of 1,949,167 shares of its common stock and to the incorporation by reference therein of our report dated March 15, 1999, except for Note 10 as to which the date is March 29, 1999, with respect to the financial statements included in its Annual Report (Form 10-KSB) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP ERNST & YOUNG LLP

San Diego, California
January 31, 2001

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS